[LETTERHEAD]


                                                                   EXHIBIT 5.1
                               February 7, 2000



E-xact Transactions Ltd.
1610-555 West Hastings Street
Vancouver, British Columbia
Canada  V6H 4N6

      Re:   Registration Statement on Form SB-2
            Relating to 5,736,638 shares of common stock, $.001 par value

 Dear Ladies and Gentlemen:

      We have acted as counsel for E-xact Transactions Ltd., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form SB-2 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "1933 Act"), of 5,736,638 shares of common stock, $.001 par value of the Company (the "Securities") of which 2,497,500 shares will be offered for sale by the company and 3,239,138 shares may be sold by the holders thereof (the "Selling Stockholders").

      This opinion is delivered pursuant to the requirements of Item 601(b)(5) of Regulation S-B under the 1933 Act.

      We have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments, have made such inquiries as the questions of fact of officers and representatives of the Company and have made such examinations of law as we have deemed necessary or appropriate for purposes of giving the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

      The following opinions are limited solely to applicable federal law of the United States of America and the corporate law of the State of Delaware.


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      Based upon and subject to the foregoing, we are of the opinion that the securities offered for sale by the Selling Stockholders, as provided in the Registration Statement, were duly and validly authorized by all necessary corporate action of the Company, and the shares presently issued are validly issued, fully paid and non-assessable, and the shares to be issued upon the exercise of warrants upon payment of the warrant exercise price and issuance will be validly issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to this firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement as the counsel who will pass upon the validity of the Securities. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules of the Securities and Exchange Commission.

                                    Very truly yours,

                                    /s/ DAVIS, GRAHAM & STUBBS, LLP

                                    DAVIS, GRAHAM & STUBBS, LLP




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